UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2012

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855) 423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On December 22, 2011, based on the recommendation of the Audit Committee, the Board of Directors determined that the Company should restate its consolidated financial statements for the fiscal years ended February 28, 2011 and 2010, for each of the quarterly periods of fiscal year 2011 and 2010, and for the first and second quarterly periods of fiscal year 2012, ending May 31, 2011 and August 31, 2011. Accordingly, on December 29, 2011, the Company announced that its previously released financial statements for these periods should not be relied upon. The Company identified the following errors within its previously issued financial statements for the periods noted.

Accounting for share-based payments and warrants - The Company corrected errors in the recognition and valuation of share-based payments. The Company incorrectly recognized warrant expense using the contractual term of the warrant rather than the vesting or service period. A substantial number of warrants issued were fully vested upon issuance.  Additionally, for certain warrants issued in connection with equity financings or issued in connection with the issuance of common stock, the Company incorrectly recognized warrant expense during the period, instead of classifying the amount as an adjustment to paid in capital.  Furthermore, in calculating the grant date fair value of stock options the Company used an expected life that was inconsistent with historical experience and expectations, and did not adjust the related expense for the expected pre-vesting forfeitures. The errors related to the share-based payments impact the fiscal years ended February 28, 2011 and 2010, including the quarterly interim periods of 2011 and 2010, as well as the quarterly interim periods ended May 31, 2011 and August 31, 2011.

Accounting for business combinations — The Company corrected errors in the accounting for its business acquisitions of Hipcricket, Inc. (“Hipcricket”) and JAGTAG, Inc. (“JAGTAG”).  To correct the error related to the acquisition of Hipcricket, the Company has recorded, as of the date of the acquisition, an increase in the amount of $23,284,000 to goodwill and to acquisition related contingent consideration to reflect the fair value of the contingent consideration related to the earn-out.  The Company also incorrectly capitalized acquisition related transaction costs for the Hipcricket and JAGTAG business acquisitions, which should be expensed as incurred.  This change resulted in additional transaction expense of $696,616 during the six month period ended August 31, 2011.  These acquisitions were consummated during the Company’s second quarter ended August 31, 2011.

The following tables summarize the affect of the restatement on the Company’s consolidated financial statements as of February 28, 2011 and for the three and nine month periods ended November 30, 2010, and the three and six month periods ended August 31, 2011.  While the errors described above affected periods other than those discussed in this Current Report, the information relating to the three and nine month periods ended November 30, 2010 and the three month period ended August 31, 2011 is being included for purposes of comparison to the press release we issued on January 9, 2012, which is attached to this Current Report as exhibit 99.1.

The following tables set forth summary financial data as originally reported and as restated:

	Three Months Ended November 30, 2010			Nine Months Ended November 30, 2010
	As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated

Condensed Consolidated Statement of Income:
Revenue	$853,169	$	$853,169	$1,858,209		$1,858,209
Cost of revenue	361,349		361,349	846,387		846,387
Gross profit	491,820		491,820	1,011,822		1,011,822

Operating expenses:
Selling, general and administrative	2,232,188		2,232,188	4,534,121		4,534,121
Stock, option and warrant expense	832,358	216,977	615,381	2,246,656	2,743,625	4,990,281
Depreciation and amortization	261,209		261,209	752,925		752,925
Total operating expenses	3,325,755		3,108,778	7,533,703		10,277,327
Loss from operations	(2,833,935)		(2,616,958)	(6,521,881)		(9,265,506)
Interest and other income	7		7	23		23
NET LOSS	$(2,833,928)		$(2,616,951)	$(6,521,858)		$(9,265,483)
NET LOSS PER SHARE — basic and diluted	$(.05)		$(.04)	$(.11)		$(.16)
WEIGHTED AVERAGE SHARES OUTSTANDING — basic and diluted	60,412,028		60,412,028	58,549,934		58,549,934

	As of February 28, 2011
	As Previously Reported	Adjustments	As Restated
	(In thousands)
Condensed Consolidated Balance Sheet Data:
Goodwill	$13,106,969		$13,106,969
Total assets	32,030,876		32,030,876
Contingent Liabilities	—		—
Accumulated Deficit	(39,953,047)	1,197,820	(38,755,227)
Additional Paid in Capital	70,046,761	(1,197,820)	68,848,941
Total liabilities & shareholders’ equity	$32,030,876	$—	$32,030,876

	Three Months Ended August 31. 2011
	As Previously Reported	Adjustments	As Restated

Condensed Consolidated Statement of Income:
Revenue	$1,287,122	$	$1,287,122
Cost of revenue	412,347		412,347
Gross profit	874,775		874,775

Operating expenses:
Selling, general and administrative	4,028,062	697,439	4,725,501
Stock, option and warrant expense	2,158,113	(125,159)	2.032,954
Depreciation and amortization	300,724		300,724
Total operating expenses	6,486,899		7,059,179
Loss from operations	(5,612,124)		(6,184,404)
Interest and other income	5,156		5,156
NET LOSS	$(5,606,968)		$(6,179,248)
NET LOSS PER SHARE — basic and diluted	$(.08)		$(.09)
WEIGHTED AVERAGE SHARES OUTSTANDING — basic and diluted	71,189,143		71,189,143

ITEM 7.01             REGULATION FD DISCLOSURE

Please see the information in Item 2.02 above, which is incorporated herein by this reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

                99.1         Press release issued January 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.
(Registrant)

Date: January 9, 2012	By:	/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer